UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

MOBIQUITY TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MOBIQUITY TECHNOLOGIES, INC.

35 Torrington Lane

Shoreham, NY 11786

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Mobiquity Technologies, Inc.

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Mobiquity Technologies, Inc. (the “Company”) to be held on Thursday, December 14, 2023 at 9:00 a.m. Eastern Standard Time. We are planning to hold our December 2023 Special Meeting virtually via the Internet at https://www.cstproxy.com/mobiquitytechnologies/sms2023 or via telephone access (listen-only) as follows: within the U.S. and Canada: 1 800-450-7155 (toll-free), or outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply). You will not be able to attend the Special Meeting at a physical location. At the Special Meeting, stockholders will act on the following matter:

•	To approve for purpose of complying with Nasdaq Listing Rule 5550(a)(2), granting the Board of Directors discretionary authority to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock for the purpose of meeting the NASDAQ Capital Markets (“NasdaqCM”) minimum price for continued listing of at least $1.00 per share (Proposal No. 1);

Only stockholders of record at the close of business on November 30, 2023 are entitled to receive notice of and to vote at the Special Meeting or any postponement or adjournment thereof.

Your vote is important. Whether or not you plan to attend the Special Meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. If you attend the Special Meeting virtually and prefer to vote at the Special Meeting, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Special Meeting.

IMPORTANT NOTICE OF AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

OF STOCKHOLDERS TO BE HELD ON DECEMBER 14, 2023.

Our proxy materials including our Proxy Statement for the December 2023 Special Meeting and proxy card are available on the Internet at https://www.cstproxy.com/mobiquitytechnologies/sms2023. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

By Order of the Board of Directors

/s/ Dean L. Julia
Chief Executive Officer

December 1, 2023
Shoreham, New York

If you have any questions or require any assistance in voting your shares, please call:

Continental Stock Transfer & Trust Company, 1 State Street Plaza, 30th Floor, New York 10004 Phone number: 917-262-2373

i

MOBIQUITY TECHNOLOGIES, INC.

PROXY STATEMENT

FOR THE DECEMBER 2023 SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement contains information related to the Special Meeting of Stockholders to be held on December 14, 2023 at 9:00 a.m. Eastern Standard Time (the “Special Meeting”). We are planning to hold the Special Meeting virtually via the Internet, or at such other time and place to which the Special Meeting may be adjourned or postponed. In order to attend our Special Meeting, you must log in to https://www.cstproxy.com/mobiquitytechnologies/sms2023, using the password provided in the proxy card included in the proxy materials, or call within the U.S. and Canada: 1 800-450-7155 (toll-free), or outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply) for telephone access (listen-only) to access the meeting using the telephone conference code provided in the proxy card included in the proxy materials. Attendees will need to register prior to the meeting in order to receive access to the meeting.

Proxies for the Special Meeting are being solicited by our Board. This proxy statement is first being made available to stockholders on or about December 1, 2023.

Important Notice of Availability of Proxy Materials for the Special Meeting of Stockholders to be held on December 14, 2023.

Our proxy materials including our Notice of Internet Availability of Proxy Materials, Proxy Statement for the December 2023 Special Meeting and proxy card are available on the Internet at https://www.cstproxy.com/mobiquitytechnologies/sms2023. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

In this Proxy Statement, the terms the “Company,” “we,” “us,” “our” and “Mobiquity” refer to Mobiquity Technologies, Inc. The mailing address of our principal executive offices is Mobiquity Technologies, Inc., 35 Torrington Lane, Shoreham, NY 11786.

About the Meeting

Why are we calling this Special Meeting?

We are calling the Special Meeting to seek the approval of our stockholders:

•	To approve a proposal to comply with Nasdaq Listing Rule Section 5550(a)(2);

What are the Board’s recommendations?

Our Board believes that Proposal No. 1 listed above is advisable and in the best interests of the Company and our stockholders and recommends that you vote FOR this proposal. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above. With respect to any other matter that properly comes before our Special Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

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Who is entitled to vote at the meeting?

Only holders of record of our common stock and Series G Preferred Stock at the close of business on the record date, November 30, 2023, are entitled to receive notice of the Special Meeting and to vote either class of our capital stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. As of the record date, there were 3,677,499 shares of our common stock and 300,789 shares of Series G Preferred Stock outstanding with each share of Series G Preferred Stock having the voting rights (and for attendance purposes will count towards having a quorum) of ten shares of common stock. Gene Salkind, Chairman of the Board of the Company, owns 448,535 common shares and 300,789 shares of Series G Preferred Stock with the voting rights of 3,007,890 common shares for a total of 3,456,425 votes of shares to be voted at the meeting, representing 51.7% of the voting stock eligible to vote at the meeting. It is anticipated that Gene Salkind will vote in favor of Proposal No. 1 ensuring the passage of this proposal.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Special Meeting. Attendance at the Special Meeting shall solely be via the Internet at https://www.cstproxy.com/mobiquitytechnologies/sms2023, using the password provided in the proxy card included in the proxy materials, or via telephone access (listen-only) within the U.S. and Canada: 1 800-450-7155 (toll-free), or outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply) using the telephone conference code provided in the proxy card included in the proxy materials. Stockholders will not be able to attend the Special Meeting at a physical location. Attendees will need to register prior to the meeting in order to receive access to the meeting.

The live webcast of the Special Meeting will begin promptly at 9:00 a.m. Eastern Standard Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Special Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

An online portal will be available to our stockholders at https://www.cstproxy.com/mobiquitytechnologies/sms2023 commencing approximately on or about December 1, 2023. By accessing this portal, stockholders will be able to vote in advance of the Special Meeting. Stockholders may also vote, and submit questions, during the Special Meeting. To demonstrate proof of stock ownership, you will need to enter the control number received with your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to submit questions and vote at our Special Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought for stockholder vote at the Special Meeting, as time permits, and in accordance with the Rules of Conduct for the Special Meeting. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than two questions from a single stockholder. We have retained Continental Stock Transfer & Trust Company to host our virtual Special Meeting and to distribute, receive, count and tabulate proxies.

What constitutes a quorum?

The presence at the Special Meeting, in person or by proxy, of 33 1/3% of the votes of the issued and outstanding shares of our common stock and Series G Preferred Stock entitled to vote at the Special Meeting will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

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How do I vote?

Your vote is important. On or about December 1, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) as well as the full set of proxy materials to all stockholders of record on our books at the close of business on the record date and will post our proxy materials at https://www.cstproxy.com/mobiquitytechnologies/sms2023.

You may vote on the Internet, by telephone, by mail or by attending the Special Meeting and voting electronically (or by ballot if the meeting is held at our offices), all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to https://www.cstproxy.com/mobiquitytechnologies/sms2023, using the password provided in the proxy card included in the proxy materials, and following the instructions on that website. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting facilities will be available 24 hours a day until 11:59 p.m., Eastern Standard Time, on Wednesday, December 13, 2023; and then again during the meeting.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing within the U.S. and Canada: 1 800-450-7155 (toll-free), or outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply), using the access code provided in the proxy card included in the proxy materials, and following the recorded instructions. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Have your proxy card or voting instruction card in hand when you call. Telephone voting facilities will be available 24 hours a day until 11:59 p.m., Eastern Standard Time, on Wednesday, December 13, 2023; and then again during the meeting.

Vote by Email

You may sign, date, scan and email your scanned Proxy Card to proxy@continentalstock.com until 11:59 p.m., Eastern Standard Time, on Wednesday, December 13, 2023.

Vote by Mail

You may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card Continental Stock Transfer & Trust Company, 1 State Street Plaza, 30th Floor, New York, NY 10004, Attention: Proxy Department. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m. Eastern Standard Time, on Wednesday, December 13, 2023. Please note that you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote on the Internet.

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Voting at the Special Meeting

You will have the right to vote at the Special Meeting.

You will have the right to vote on the day of, or during, the Special Meeting at https://www.cstproxy.com/mobiquitytechnologies/sms2023 using the process described above under “Vote on the Internet”, or by telephone by dialing within the U.S. and Canada: 1 800-450-7155 (toll-free), or outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply), using the process described above under “Vote by Telephone”, but the website or telephone system will only record votes from attending stockholders,. To demonstrate proof of stock ownership, you will need to enter the control number received with your proxy card to vote at our Special Meeting.

Even if you plan to attend our Special Meeting remotely, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Special Meeting.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Special Meeting.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•	filing with our CEO a notice of revocation;
•	submitting a later-dated vote by telephone or on the Internet;
•	sending in another duly executed proxy bearing a later date; or
•	attending the Special Meeting remotely and casting your vote in the manner set forth above.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Special Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote these shares unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

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What vote is required to approve Proposal No. 1?

On November 30, 2023 (the “Record Date”) there were 3,677,499 shares of common stock outstanding, and 300,789 shares of Series G Preferred Stock with the voting rights and quorum participation rights of 10 shares of common stock for each share of Series G Preferred Stock totaling 3,007,890 shares , for an aggregate of 6,685,389 voting shares (when combining both the common shares and shares underlying the Series G Preferred Stock). The holders of a 33 1/3% of the voting power of the common stock and Series G Preferred Stock issued and outstanding on the record date must be present, in person or by proxy, at the Special Meeting in order to have the required quorum for the transaction of business. Pursuant to New York corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Since Gene Salkind, our Chairman, will have the voting rights of 3,456,425 shares (inclusive of common stock and common stock underlying the Series G Preferred Stock), which represents approximately 51.7% of the votes of the stock entitled to vote at the meeting, it is anticipated that a quorum will be present and that Proposal No.1 will be approved.

With respect to Proposal No.1, to approve a proposal to comply with Nasdaq Listing Rule 5550(a)(2), the affirmative vote of the combined majority of the issued and outstanding shares of common stock and Series G Preferred Stock entitled to vote at the meeting is required to approve this Proposal. Accordingly, any abstentions and non-broker votes will have the effect as a vote against Proposal No.1.

Holders of the capital stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner.

Under the applicable rules governing such brokers, we believe Proposal No. 1 to approve a proposal to comply with Nasdaq Listing Rule 5550(a)(2) is likely to be considered “non-routine”, which means that brokers cannot vote your uninstructed shares when they do not receive voting instructions from you. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for these proposals.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by mail or personal conversations, or by telephone, facsimile or other electronic means.

In addition, we have engaged Continental Stock Transfer & Trust Company to assist in the solicitation of proxies and provide related informational support, for a services fee, which is not expected to exceed $7,500.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Gene Salkind, Chairman of the Board of the Company, owns 448,535 common shares, and 300,789 shares of Series G Preferred Stock with the voting rights of 3,007,890 common shares (ten votes per share of Series G Preferred Stock) for a total of 3,456,425 votes (or 51.7% of the votes) to be voted at the meeting. It is anticipated that Gene Salkind will vote in favor of Proposal No. 1 ensuring the passage of this proposal. None of the other Company’s officers and directors have more than a nominal number of shares of common stock that can be voted at the meeting. Further, the Company is not aware of any 5% or greater stockholder (common or Series G Preferred).

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PROPOSAL NO. 1: TO APPROVE AN AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE

OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

FOR THE PURPOSE OF MEETING THE NASDAQ CAPITAL MARKETS (“NASDAQCM”)

MINIMUM PRICE FOR CONTINUED LISTING OF AT LEAST $1.00 PER SHARE

General

On December 8, 2021, the Company’s common stock and warrants commenced trading on the NasdaqCM under the symbols “MOBQ” and MOBQW,” respectively. In order to maintain NasdaqCM listing of the Company’s securities, NASDAQ requires the Company to meet certain continued listing requirements. Under Nasdaq Listing Rule Section 5550(a)(2), the Company is required to maintain a minimum price for continued listing of at least $1.00 per share. The Proposal described below for which management is requesting stockholder approval and, if approved by stockholders, will permit management to amend its Restated Certificate of Incorporation to effectuate a discretionary reverse stock split (“Reverse Split”) to attempt to obtain a stable trading price for the Company’s common stock on NasdaqCM of at least $1.00 per share. If a Reverse Split is effectuated, the number of authorized shares of capital stock, which currently consists of 100 million shares of common stock and 5 million shares of preferred stock, each with a par value of $.0001 will remain unchanged. Management is proposing that shareholders authorize a discretionary Reverse Split which ranges from a split of 1-for-2 through 1-for-5. Management is hopeful, although no assurances can be given in this regard, that a Reverse Split will not be necessary to meet the continued listing requirements of Rule Section 5550(a)(2), as it is management’s intention to delay any Reverse Split for such period of time as permitted by NasdaqCM.

Effecting the Reverse Split requires that Article FOURTH of our Restated Certificate of Incorporation be amended to include a reference to the Reverse Split. The additional text added to Article FOURTH is attached as Annex A to this Proxy Statement. If approved, the Certificate of Amendment will be effective upon the filing of the Certificate of Amendment (or on such date and time as specified therein) in the form attached as Annex A with the Department of State of the State of New York with such filing to occur, if at all, at the sole discretion of the Board.

If the Board determines to effect the Reverse Split, the intent is to increase the stock price of our common stock to a level sufficiently above $1.00 per share. In the event the Company’s common stock is no longer trading on the NasdaqCM and commences trading in the OTC Marketplace at a price below $1.00 per share, it would be considered a penny stock. The SEC has adopted regulations that generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of our common stock is less than $5.00 per share and, therefore, is designated as a “penny stock” according to SEC rules, unless our common shares continues to trade on the NasdaqCM. The penny stock designation would require any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their common shares. Penny stocks investing is also referred to as high risk investing. And that has a lot to do with the fact that it’s easy to purchase these stocks but selling them back is a different story. As a result, many consider the low liquidity of penny stocks to be one of their major disadvantages.

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One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our common stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our common stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Split. The table below sets forth the number of shares of our common stock outstanding before and after the Reverse Split based on 3,677,499 shares of common stock outstanding as of November 30, 2023.

	Prior to the Reverse Split	Assuming a one-for- 2 Reverse Split	Assuming a one-for- 5 Reverse Split
Aggregate Number of Shares of common stock	3,677,499	1,838,750	735,500

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Split do not proportionately reduce the current authorized number of shares of capital stock. The remaining authorized shares of common stock and Preferred Stock may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the newly available authorized shares that result from the Reverse Split for any purposes, as the Company currently has sufficient authorized shares to be issued in connection with any planned capital raise or outstanding convertible derivative securities.

The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split

On December 8, 2021, the Company’s common stock and warrants commenced trading on the NasdaqCM under the symbols “MOBQ” and MOBQW,” respectively. In order to obtain NasdaqCM listing of the Company’s securities, NASDAQ requires the Company to meet certain continued listing requirements. Under NasdaqCM Listing Rule Section 5550(a)(2), the Company is required to maintain a minimum price for continued listing of at least $1.00 per share.

On January 13, 2023, the Company received a letter from The Nasdaq Stock Market stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days. Pursuant to Nasdaq’s Listing Rules, the Company has a 180 day grace period, until July 12, 2023, which has been extended to January 9, 2024, during which the Company may regain compliance if the bid price of its common stock closes at $1.00 per share or more for a minimum of ten consecutive business days.

As of the close of business on November 29, 2023, the Company’s common stock had a closing sales price of $0.484 per share, which is substantially below the minimum price for continued listing of at least $1.00 per share. By effectuating a Reverse Split, management’s sole objective would be to meet the aforementioned continued listing requirement.

If our common stock ceases to be listed for trading on the NasdaqCM, we would expect that our common stock would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist our common stock, we believe that it may be more difficult for our stockholders to dispose of our common stock or 2021 Warrants and more difficult to obtain accurate price quotations on our common stock or 2021 Warrants. The delisting of the Company’s common stock from Nasdaq could have a material adverse effect on the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of its common stock as a result of that delisting would adversely affect the Company’s ability to raise capital on terms acceptable to the Company, if at all.

We cannot assure you that our Board will ultimately determine to effect the Reverse Split or if effected, that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our common stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our common stock will not decrease to its pre-split level below $1.00 per share, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that our common stock will maintain a price above $1.00 per share.

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Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our common stock above $1.00 per share. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Split will increase the market price of our common stock by an equivalent multiple, or result in any permanent increase in the market price of our common stock. The price of our common stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the Certificate of Amendment, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Certificate of Amendment will be filed with the Department of State of the State of New York. The actual timing of the filing of the Amendment with the Department of State of the State of New York to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the Reverse Split even if the price of our common stock is above $1.00 at the time the Reverse Split is to be effected. The Reverse Split will be effective as of the date of filing with the Department of State of the State of New York or at such time and date as specified in the Certificate of Amendment (the “Effective Time”).

Upon the filing of the Certificate Amendment, without further action on our part or our stockholders, the outstanding shares of common stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of common stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 300 shares of our common stock, you would hold 150 shares of our common stock following the Reverse Split if the ratio is one-for-2 or you would hold 60 shares of our common stock if the ratio is one-for-5.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our common stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our common stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our common stock that may be purchased upon exercise of outstanding options, warrants or other securities convertible into, or exercisable or exchangeable for, shares of our common stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

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Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of common stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of common stock following the Reverse Split, that stockholder will receive a certificate representing 151 shares of common stock. No stockholders will receive cash in lieu of fractional shares.

We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending Continental Stock Transfer & Trust Company as the exchange agent, the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s).

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the authorized number of shares of our common stock will remain unchanged at 100,000,000. Accordingly, there will be no reduction in the number of authorized shares of our common stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of common stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations.

The Reverse Split will have no effect on our authorized preferred stock other than a proportionate change in the conversion ratio of Preferred Stock into common stock.

In accordance with our Restated Certificate of Incorporation and New York law, our stockholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

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Anti-Takeover and Dilutive Effects

The purpose of having our authorized common stock at 100,000,000 after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, to provide equity incentives to employees and eligible contractors, to effectuate acquisitions (none of which are currently contemplated), and not to establish any barriers to a change of control or acquisition of our Company. The shares of common stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the Nasdaq or other stock exchanges. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued common stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our common stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our common stock. This summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

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Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Split should equal the aggregate tax basis in the common stock surrendered and the holding period for the common stock received should include the holding period for the common stock surrendered.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. Approval of this Proposal No. 1 requires the affirmative vote of a combined majority of the votes of the issued and outstanding shares of common stock and Series G Preferred Stock entitled to vote at the meeting, assuming the presence of a quorum.

Proposal No. 1 is a non-routine matter. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be not be voted in favor of the approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal No. 1 in order for them to vote your shares so that your vote can be counted. If you hold your shares in “street name” and you do not instruct your broker how to vote on Proposal No.1, a broker non-vote will occur and, no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in Proposal No. 1. Broker non-votes and abstentions will not be counted as votes cast and since the Company requires the affirmative vote of the majority of the issued and outstanding common stock and Series G Preferred Stock of the Company, your broker non-vote or abstention will have an effect on the result of the vote as effectively voting against the Proposal.

If the stockholders do not approve Proposal No. 1, the reverse stock split will not be implemented. Gene Salkind, Chairman of the Board of the Company, owns 448,535 common shares, and 300,789 shares of Series G Preferred Stock with the voting rights of 3,007,890 common shares (ten votes per share of Series G Preferred Stock) for a total of 3,456,425 votes (or 51.7% of the votes) to be voted at the meeting. It is anticipated that Gene Salkind will vote in favor of Proposal No. 1 ensuring the passage of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION AT THE DISCRETION OF THE BOARD TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK FOR THE PURPOSE OF MEETING THE NASDAQ CAPITAL MARKETS (“NASDAQCM”) MINIMUM PRICE FOR CONTINUED LISTING OF AT LEAST $1.00 PER SHARE

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HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Mobiquity Technologies, Inc., 35 Torrington Lane, Shoreham, NY 11786, Attn.: CEO or by phone at (516)246-9422. Any stockholder who wants to receive a separate copy of this proxy statement, or of our proxy statements or Special reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Special Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties at the Special Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Dean L. Julia
Chief Executive Officer

December 1, 2023

Shoreham, New York

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Annex A

CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION

OF

MOBIQUITY TECHNOLOGIES, INC.

Under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

1.	The name of the corporation is MOBIQUITY TECHNOLOGIES, INC.

2.	The certificate of incorporation was filed by the New York Department of State on the 26th day of March 1998 under the Corporation’s original name Ace Marketing & Promotions, Inc., and was amended and restated thereafter prior to the date hereof (as amended and restated, the “Certificate of Incorporation”).

3.	Upon filing of this Certificate of Amendment to the Certificate of Incorporation, the Certificate of Incorporation shall be further amended to add a new Section 10 to Article FOURTH to effectuate a combination of each [__] shares of the corporation’s common stock into one share of the corporation’s common stock, which shall read as follows:

“10. Pursuant to the Business Corporation Law, upon the filing of this Certificate of Amendment (this “Amendment”) to the Certificate of Incorporation with the New York Department of State (the “Effective Time”), each [__] shares of the corporation’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Shares”) shall automatically be combined into one validly issued, fully paid and non-assessable share of common stock without any further action by the corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The corporation shall not issue fractional shares in connection with the Reverse Stock Split. Holders of Old Shares who would otherwise be entitled to receive a fraction of a share on account of the Reverse Stock Split shall have their fractional share rounded up to the nearest whole number as of the Effective Time.”

4.	This Certificate of Amendment was duly adopted in accordance with Section 803 of the Business Corporation Law of the State of New York (the “BCL”) by the Board of Directors of the corporation by unanimous written consent of the Board of Directors of the corporation pursuant to Section 708(b) of the BCL, and by affirmative vote of a majority of all outstanding shares of Common Stock and shares of Series G Preferred Stock entitled to vote thereon voting together, in accordance with Section 803(a) of the BCL.

IN WITNESS WHEREOF, the undersigned hereby affirms that statements made herein are true and under penalties of perjury.

Dated: [__], 2023
Dean L. Julia, CEO

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CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

MOBIQUITY TECHNOLOGIES, INC.

Under Section 805 of the Business Corporation Law.

Filed by:	Ruskin Moscou Faltischek, PC

1425 RXR Plaza, 15th Floor

Uniondale, NY 11556
(City, State and Zip code)

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - ☐ ☐ ☐ QUICK EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

MOBIQUITY TECHNOLOGIES,INC.	Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Standard Time, on December 13, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend; http://cstproxy.com/xxxxxxxxxx/20xx

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY Our BOARD of Directors RECOMMENDS A VOTE “FOR” PROPOSAL 1.	Please mark your votes like this

1. To approve a proposal to comply with	FOR	AGAINST	ABSTAIN
Nasdaq Listing Rule Section 5550(a)(2).

CONTROL NUMBER

Signature_____________________________ Signature, if held jointly_____________________________Date_________, 2023

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy

Materials for the Special Meeting of Shareholders

To view the 2023 Proxy Statement and to

Attend the Special Meeting, please go to:

https://www.cstproxy.com/mobiquitytechnologies/sms2023

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Mobiquity Technologies Inc.

The undersigned appoints Dean L. Julia and Gene Salkind, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Mobiquity Technologies Inc. held of record by the undersigned at the close of business on November 30, 2023 at the Special Meeting of Stockholders of Mobiquity Technologies Inc. to be held on December 14, 2023, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)